FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                November 10, 1997


                    AMERICA FIRST APARTMENT INVESTORS, L.P.
             (Exact name of registrant as specified in its charter)


       Delaware      	                   					              0-20737
(State of Formation)						                          (Commission File Number)

                                  47-0797793
                     (IRS Employer Identification Number)


   Suite 400, 1004 Farnam Street,
          Omaha, Nebraska                                             68102
(Address of principal executive offices)	                           (Zip Code)


	                               (402) 444-1630
	            (Registrants' telephone number, including area code)











































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	    Item 2.  Acquisition or Disposition of Assets.  On October 24, 1997,
America First Apartment Investors, L.P. (the Partnership), a Delaware Limited Partnership, acquired a 260-unit multifamily housing property located in Norcross, Georgia and known as Post Trace Apartments (the "Property") from the State of California Public Employees Retirement System (the "Seller"). The Partnership paid a total of $14,016,629 for the Property, including acquisition costs of $191,629. The purchase price was determined in arm's-length negotiations. The acquisition of the Property was financed with proceeds from the Partnership's Line of Credit with The First National Bank of Boston. The Partnership expects to obtain permanent financing for the Property through the refunding of certain tax-exempt bonds held by the Partnership. The Partnership knows of no material relationship between the Seller and the Partnership or any of its affiliates, directors or officers or any associate of any of its directors or officers. The Partnership intends to continue renting the Property as multifamily housing.

     Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Historical financial statements for the Property will be filed as an amendment to this report.

     (b)  Pro Forma Financial Information.

          Proforma financial information for the Partnership, prepared as if the Partnership had acquired the Property on January 1, 1996 will be filed as an amendment to this report.

     (c)  Exhibits.

          None












































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	                             SIGNATURES

	     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					                             AMERICA FIRST APARTMENT INVESTORS, L.P.


					                        By	  America First Capital
						                            Associates Limited Partnership
						                            Four, its general partner

					                        By	  America First Companies L.L.C, its general
						                            partner



					                        By   /s/ Michael Thesing
						                            Michael Thesing, Vice President


November 10, 1997

















































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